UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2021

FibroGen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36740	77-0357827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

FibroGen, Inc.
409 Illinois Street
San Francisco, CA 94158
(Address of principal executive offices, including zip code)

(415) 978-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	FGEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 17, 2021, FibroGen, Inc. (“FibroGen”) and HiFiBiO Therapeutics (“HiFiBiO”), a private, multinational clinical-stage biotherapeutics company with expertise in immune modulation and single cell science announced a partnership covering three HiFiBiO programs.

Under the terms of the Exclusive License and Option Agreement, dated June 16, 2021 (the “Agreement”), FibroGen will make a $25 million upfront payment to HiFiBiO, as well as payments upon option exercise. In addition, HiFiBiO may receive up to a total of an additional $1.1B in future option, clinical, regulatory, and commercial milestone payments across all three programs. HiFiBiO will also be eligible to receive mid single-digit to low double-digit royalties based upon worldwide net sales.

FibroGen exclusively licensed all products in the Galectin-9 program and will have sole right to develop them worldwide. The lead product candidate in the Galectin-9 program is expected to enter clinical development in the first quarter of 2023. FibroGen has also obtained exclusive options to license all product candidates in HiFiBiO’s CXCR5 and CCR8 programs. Each option may be independently exercised following delivery of program-specific data to be generated by HiFiBiO. If an option is exercised, FibroGen will have the sole right to develop products from that program worldwide. The lead product candidates from the CXCR5 and CCR8 programs are expected to enter clinical development by the middle of 2023.

The Agreement contains other industry standard license and collaboration terms including related to exclusivity, sublicensing, development, regulatory, manufacturing, commercialization, milestones, royalties, intellectual property, and termination. The Agreement will expire on a product-by-product and country-by-country basis at the end of the applicable royalty term.

The foregoing description of the Agreement is not a complete description thereof, and is qualified in its entirety by reference to the actual Agreement that will be filed with the Securities and Exchange Commission as an exhibit to FibroGen’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.

A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release titled “FibroGen and HiFiBiO Announce Transformative Partnership to Advance Next-Generation Therapies for Patients with Cancer and Autoimmune Disease” dated June 17, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROGEN, INC.
Dated: June 17, 2021
	By:	/s/ Michael Lowenstein
Michael Lowenstein
Chief Legal Officer